Exhibit (d)(8)

                                   FORUM FUNDS
INVESTMENT ADVISORY AGREEMENT



         AGREEMENT made as of the 1st day of July, 2000, by and between Forum Funds (the "Trust"), a business trust organized under the law of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101 (the "Trust"), and Mastrapasqua & Associates, a Tennessee corporation, with its principal office and place of business at 814 Church Street, Suite 600, Nashville, Tennessee 37203 the ("Adviser").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and may issue its shares (the "Shares"), in separate series; and

         WHEREAS, the Trust desires that the Adviser perform investment advisory services for each series of the Trust listed in Appendix A hereto (each, a "Fund" and collectively, the "Funds"), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Adviser hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby employs Adviser, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in each Fund and, without limiting the generality of the foregoing, to provide other services as specified herein. The Adviser accepts this employment and agrees to render its services for the compensation set forth herein.

         (b) In connection therewith, the Trust has delivered to the Adviser copies of: (i) the Trust's Trust Instrument and Bylaws (collectively, as amended from time to time, "Organic Documents"); (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"); (iii) the Trust's current Prospectuses and Statements of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"); (iv) each plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust ("Service Plan"); and (v) all procedures adopted by the Trust with respect to the each Funds (e.g., repurchase agreement procedures), and shall promptly furnish the Adviser with all amendments of or supplements to the foregoing. The Trust shall deliver to the Adviser: (x) a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") appointing the Adviser and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the each Funds; and (z) any other documents, materials or information that the Adviser shall reasonably request to enable it to perform its duties pursuant to this Agreement.

         (c) The Adviser has delivered to the Trust (i) a copy of its Form ADV as most recently filed with the SEC and (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the "Code"). The Adviser shall promptly furnish the Trust with all amendments of or supplements to the foregoing at least annually.

         SECTION 2.  DUTIES OF THE TRUST

         In order for the Adviser to perform the services required by this Agreement, the Trust (i) shall cause all service providers to the Trust to furnish information to the Adviser, and assist the Adviser as may be required and (ii) shall ensure that the Adviser has reasonable access to all records and documents maintained by the Trust or any service provider to the Trust.

         SECTION 3.  DUTIES OF THE ADVISER

         (a) The Adviser will make decisions with respect to all purchases and sales of securities and other investment assets in each Fund. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of eachthe Funds. In all purchases, sales and other transactions in securities and other investments for the each Funds, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended, the Adviser may allocate brokerage on behalf of the Fund to broker-dealers who provide research services. The Adviser may aggregate sales and purchase orders of the assets of the each Funds with similar orders being made simultaneously for other accounts advised by the Adviser or its affiliates. Whenever the Adviser simultaneously places orders to purchase or sell the same asset on behalf of a Fund and one or more other accounts advised by the Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

         (b) The Adviser will report to the Board at each meeting thereof as requested by the Board all material changes in each Fund since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Funds and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's' holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Funds maintain investments, or otherwise. The Adviser will also furnish the Board with such statistical and analytical information with respect to investments of the Fund as the Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities and other investment assets for the each Funds, the Adviser will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Organic Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Funds.

         (c) The Adviser will from time to time employ or associate with such persons as the Adviser believes to be particularly fitted to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

         (d) The Adviser will report to the Board all material matters related to the Adviser. On an annual basis, the Adviser shall report on its compliance with its Code to the Board and upon the written request of the Trust, the Adviser shall permit the Trust, or its representatives to examine the reports required to be made to the Adviser under the Code. The Adviser will notify the Trust of any change of control of the Adviser and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Adviser, in each case prior to or promptly after such change.

         (e) The Adviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Adviser or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Trust which are in possession of the Adviser shall be the property of the Trust. The Trust, or its representatives, shall have access to such books and records at all times during the Adviser's normal business hours.

Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or its representatives.

         (f) The Adviser will cooperate with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         (g) The Adviser will provide the each Fund's' custodian and fund accountant on each business day with such information relating to all transactions concerning the Fund's' assets as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, the Adviser is responsible for assisting in the fair valuation of all Fund assets and will use its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Adviser for each asset for which the a Fund's' fund accountant does not obtain prices in the ordinary course of business.

         (h) The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

         (i) The Adviser shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period in which the a Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

         SECTION 4.  COMPENSATION; EXPENSES

         (a) In consideration of the foregoing, the Trust shall pay the Adviser, with respect to each of Fund, a fee at an annual rate as listed in Appendix B hereto. Such fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to the Adviser such compensation as shall be payable prior to the effective date of termination.

         (b) The Adviser shall reimburse expenses of each Fund or waive its fees (expense ratio agreements). [The Adviser's reimbursement of a Fund's expenses shall be estimated and paid to the Trust monthly in arrears, at the same time as the Trust's payment to the Adviser for such month.]

         (c) No fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

         (d) The Trust shall be responsible for and assumes the obligation for payment of all of its expenses, including: (i) the fee payable under this Agreement; (ii) the fees payable to each administrator under an agreement between the administrator and the Trust; (iii) expenses of issue, repurchase and redemption of Shares; (iv) interest charges, taxes and brokerage fees and commissions; (v) premiums of insurance for the Trust, the Trustees and officers and fidelity bond premiums; (vi) fees and expenses of third parties, including the Trust's independent accountant, custodian, transfer agent, dividend disbursing agent and fund accountant; (vii) fees of pricing, interest, dividend, credit and other reporting services; (viii) costs of membership in trade associations; (ix) telecommunications expenses; (x) funds transmission expenses;
(xi) auditing, legal and compliance expenses; (xii) costs of forming the Trust and maintaining its existence; (xiii) costs of preparing, filing and printing the Trust's Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial; (xiv) expenses of meetings of shareholders and proxy solicitations therefor; (xv) costs of reproduction, stationery, supplies and postage; (xvi) fees and expenses of the Trust's Trustees and officers; (xvii) the costs of personnel (who may be employees of the Adviser, an administrator or their respective affiliated persons) performing services for the Trust; (xviii) costs of Board, Board committee, and other corporate meetings; (xix) SEC registration fees and related expenses; (xx) state, territory or foreign securities laws registration fees and related expenses; and (xxi) all fees and expenses paid by the Trust in accordance with any distribution or service plan or agreement related to similar manners.

         SECTION 5.  STANDARD OF CARE

         (a) The Trust shall expect of the Adviser, and the Adviser will give the Trust the benefit of, the Adviser's best judgment and efforts in rendering its services to the Trust. The Adviser shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Adviser against any liability to the Trust or to the Trust's security holders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties hereunder, or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

         (b) The Adviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Adviser's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to a Fund immediately upon approval by a majority of the outstanding voting securities of that Fund.

         (b) This Agreement shall remain in effect with respect to a Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if the continuation of this Agreement is not approved as to a Fund, the Adviser may continue to render to that Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Adviser or (ii) by the Adviser on sixty (60) days' written notice to the Trust. This Agreement shall terminate immediately upon its assignment.

         SECTION 7.  ACTIVITIES OF THE ADVISER

         Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of the Adviser's directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 8.  REPRESENTATIONS OF ADVISER

         The Adviser represents and warrants to the Trust that:

         (a) It is either registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") (and will continue to be so registered for so long as this Agreement remains in effect) or exempt from registration under the Advisers Act;

         (b) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

         (c) It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and

         (d) It will promptly notify the Trust of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         SECTION 9.  SUBADVISERS

         At its own expense, the Adviser may carry out any of its obligations under this Agreement by employing, subject to the direction and control of the Board, one or more persons who are registered as investment advisers pursuant to the Advisers Act or who are exempt from registration thereunder ("Subadvisers"). Each Subadviser's employment will be evidenced by a separate written agreement approved by the Board and, if required, by the shareholders of the applicable Fund. The Adviser shall not be liable hereunder for any act or omission of any Subadviser, except to exercise good faith in the employment of the Subadviser and except with respect to matters as to which the Adviser assumes responsibility in writing.

         SECTION 10.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the a Funds under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 11.  RIGHTS TO NAME

         If the Adviser ceases to act as investment adviser to the Trust or any Fund whose name includes the word[s] "Mastrapasqua" (the "Mark") or if the Adviser requests in writing, the Trust shall take prompt action to change the name of the Trust or any such Fund to a name that does not include the Mark. The Adviser may from time to time make available without charge to the Trust for the Trust's use any marks or symbols owned by the Adviser, including marks or symbols containing the Mark or any variation thereof, as the Adviser deems appropriate. Upon the Adviser's request in writing, the Trust shall cease to use any such mark or symbol at any time. The Trust acknowledges that any rights in or to the Mark and any such marks or symbols which may exist on the date of this Agreement or arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Adviser. The Adviser may permit other parties, including other investment companies, to use the Mark in their names without the consent of the Trust. The Trust shall not use the Mark in conducting any business other than that of an investment company registered under the 1940 Act without the permission of the Adviser.

         SECTION 12.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the 1940 Act, by a vote of a majority of the outstanding voting securities of any Fund thereby affected.

         (b) No amendment to this Agreement or the termination of this Agreement with respect to a Fund shall affect this Agreement as it pertains to any other Fund, nor shall any such amendment require the vote of the shareholders of any other Fund.

         (c) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (d) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (e) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (f) This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (g) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Adviser and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (h) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (i) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each series Fund of the Trust are separate and distinct from the assets and liabilities of each other Fund series and that no Fund series shall be liable or shall be charged for any debt, obligation or liability of any other Fundseries, whether arising under this Agreement or otherwise.

         (k) No affiliated person, employee, agent, director, officer or manager of the Adviser shall be liable at law or in equity for the Adviser's obligations under this Agreement.

         (l)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities,"   "interested   person,"   "affiliated   person,"   "control"   and
"assignment" shall have the meanings ascribed thereto in the 1940 Act.

         (m) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                   FORUM FUNDS


                                                     By:/s/ David I. Goldstein
                                                     David I. Goldstein
                                                     Vice President



                                                     MASTRAPASQUA & ASSOCIATES


                                                     /s/ Frank Mastrapasqua
                                                     Frank Mastrapasqua
                                                     Chairman & CEO

                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT

                                   APPENDIX A


                               FUNDS OF THE TRUST:




                         Mastrapasqua Growth Value Fund











                                                     FORUM FUNDS


                                                     By:/s/ David I. Goldstein
                                                     David I. Goldstein
                                                       Vice President



                                                     MASTRAPASQUA & ASSOCIATES


                                                     /s/ Frank Mastrapasqua
                                                     Frank Mastrapasqua
                                                       Chairman & CEO

                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT

                                   APPENDIX B

                                FEES AND EXPENSES


                                                      Fee as a % of the
                                               Annual Average Daily Net Assets
             Funds                                       of the Fund

 Mastrapasqua Growth Value Fund                             1.00%

                                                                 Exhibit (d)(10)

                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                              PEOPLES HERITAGE BANK


         AGREEMENT made as of the ____ day of ____, 2000, between Forum Funds (the "Trust"), a business trust organized under the law of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Peoples Heritage Bank (the "Adviser"), a corporation organized under the law of the State of Maine with its principal place of business at One Portland Square, Portland, Maine 04101.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "Act"), as an open-end, management investment company and is authorized to issue its shares in separate series and classes; and

         WHEREAS, the Adviser is engaged in the business of rendering investment advice; and

         WHEREAS, the Trust desires that the Adviser perform investment advisory and other services as specified in this Agreement for the investment portfolio or portfolios of the Trust listed on Schedule A hereto (each a the "Fund" andor collectively the "Funds"), each a separate series of the Trust, and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, the Trust and the Adviser agree as follows:

         SECTION 1.  APPOINTMENT AND DELIVERY OF DOCUMENTS

         (a) The Trust hereby appoints the Adviser as investment adviser for eachthe Fund(s) for the period and on the terms set forth in this Agreement. The Adviser accepts this appointment and agrees to render its services as investment adviser for the compensation set forth herein.

         (b) The Trust has delivered copies of each of the following documents and will from time to time furnish the Adviser with any supplements or amendments to such documents:

                  (i) the Trust Instrument of the Trust, as in effect on the date hereof and as amended from time to time ("Trust Instrument");

                   (ii) the Bylaws of the Trust as in effect on the date hereof and as amended from time to time ("Bylaws");

                   (iii) the Registration Statement under the Act and the Securities Act of 1933, as amended (the "Securities Act"), as filed with the Securities and Exchange Commission (the "Commission"), relating to eachthe Fund and its shares and all amendments thereto ("Registration Statement");

                   (iv) the prospectus(es) and statement(s) of additional information relating to eachthe Fund(s) ("Prospectus"); and,

                   (v)  all   proxy   statements,   reports   to   shareholders,
advertising or other materials prepared for distribution to Fund shareholders or the public, that refer to the Adviser or its clients.

         The Trust shall furnish the Adviser with any further documents, materials or information that the Adviser may reasonably request to enable it to perform its duties under this Agreement.

         SECTION 2.  DUTIES OF THE ADVISER

         (a) Subject to the direction, control and supervision of the Board of Trustees of the Trust ("Board"), the Adviser shall direct the investments of eachthe Fund and shall make decisions with respect to all purchases and sales of securities and other investment assets in the Fund. To carry out such duties, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, and in the name of the Trust, to place orders and issue instructions with respect to those transactions of eachthe Fund. In all purchases, sales and other transactions in securities for each the Fund, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (b) The Adviser will report to the Board at each meeting thereof all changes in eachthe Fund since the prior report and will also keep the Board informed of important developments affecting the Trust, the Fund and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the each Fund as the Adviser may believe appropriate or as the Board reasonably may request.

         (c) In making purchases and sales of securities for theeach Fund, and otherwise performing its duties hereunder, the Adviser will comply with the Act and the rules and regulations thereunder, all other applicable federal and state laws and regulations, the policies set from time to time by the Board as well as the limitations imposed by the Trust's Trust Instrument, Bylaws, Registration Statement under the Act and the Securities Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objective, policies and restrictions of the Fund. Without limiting the foregoing, the Adviser agrees that, in placing orders with broker-dealers for the purchase or sales of portfolio securities, it shall attempt to obtain quality execution at favorable security prices; provided that, consistent with section 28(e) of the Securities and Exchange Act of 1934 (the "Exchange Act"), the exercise of the Adviser's fiduciary duties under this Advisory Agreement, and any other applicable law, the Adviser may allocate brokerage on behalf of the Trust to broker-dealers who provide research services and may cause each Fund to pay these broker-dealers a higher amount of commission than may be charged by other broker-dealers, subject to the Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Adviser may aggregate sales and purchase orders of the assets of the a Fund with similar orders being made simultaneously for other accounts advised by the Adviser or its affiliates. Whenever the Adviser simultaneously places orders to purchase or sell the same security on behalf of athe Fund and one or more other accounts advised by the Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

         (d) The Adviser may from time to time employ or associate with such persons as the Adviser believes to be particularly fitted to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

         (e) The Adviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser under this Agreement required to be prepared and maintained by the Trust under the Act and the rules and regulations thereunder, the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service, including but not limited to, records relating to Fund transactions and the placing and allocation of brokerage orders. The books and records pertaining to the Trust that are in possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

         (f) The Adviser shall provide the Trust's custodian and fund accountant on each business day with such information relating to all transactions concerning the each Fund's assets as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, as amended from time to time, the Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price(s) from a party(ies) independent of the Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

         (g) To the extent consistent with all applicable federal and/or state laws and regulations, the Adviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

         SECTION 3.  EXPENSES

         (a) The Adviser shall waive its fee or reimburse expenses of each Fund to ensure that the each Fund's expense ratio does not exceed any expense limit described in the prospectus or applicable to the Fund under the laws or regulations of any state in which Fund shares are qualified for sale (reduced pro rata for any portion of less than a year).

         (b) The Trust hereby confirms that, subject to the foregoing, the Trust shall be responsible and shall assume the obligation for payment of all the Trust's other expenses, including: (i) interest charges, taxes, brokerage fees and commissions; (ii) certain insurance premiums; (iii) fees, interest charges and expenses of the Trust's custodian, transfer agent and dividend disbursing agent; (iv) telecommunications expenses; (v) the fees and expenses of the Trust's independent auditors and of the outside legal counsel appointed by the Board; (vi) costs of the Trust's formation and maintaining its existence; (vii) costs of preparing and printing the Trust's prospectuses, statements of additional information, account application forms and shareholder reports and delivering them to existing and prospective shareholders; (viii) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of shares of the Trust; (ix) costs of reproduction, stationery and supplies; (x) compensation of the Trust's Trustees, officers, employees and other personnel performing services for the Trust who are not officers of the Adviser, of Forum FundFinancial Services, LLCInc. or of affiliated persons of either; (xi) costs of corporate meetings; (xii) registration fees and related expenses for registration with the Commission and the securities regulatory authorities of other countries in which the Trust's shares are sold; (xiii) state securities law registration fees and related expenses; (xiv) the fee payable hereunder and fees and out-of-pocket expenses payable to Forum Financial Services, Inc. under any distribution, management or similar agreement; and (xv) and all other fees and expenses payableid by the Trust under any distribution or shareholder service plan adopted under Rule 12b-1 under the Act or otherwise.

         SECTION 4.  STANDARD OF CARE

         The Adviser shall use its best judgment and efforts in rendering the services described in this Agreement. The Adviser shall not be liable to the Trust for any action or inaction of the Adviser in the absence of bad faith, willful misconduct or gross negligence or based upon information, instructions or requests with respect to the a Fund made to the Adviser by a duly authorized officer of the Trust. The Adviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement caused by circumstances beyond its reasonable control.

         SECTION 5.  COMPENSATION

         (a) In consideration of the foregoing, the Trust shall pay the Adviser, with respect to the a Fund, a fee at an annual rate as listed in Appendix A hereto. These fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first (1st) business day of each calendar month for services performed hereunder during the prior calendar month. The Adviser's reimbursement, if any, of the a Fund's expenses as provided in Section 4 3 hereof, shall be estimated and accrued daily and paid to the Trust monthly in arrears, at the same time as the Trust's payment to the Adviser for such month.

         (b) No fee shall be payable hereunder with respect to athe Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) With respect to athe Fund, this Agreement shall become effective upon the later of: (i) its approvaldate first written above; provided that it shall not take effect until approved by: (1) a majority of the Trust's Trustees, including a majority of the Trustees who are not interested persons of the Trust; and, (2) to the extent required under section 15(a) of the Act, a majority of the outstanding voting securities of the Fund to which this Agreement pertains, voting separately by Fund, or (ii) such later date as the parties shall agree.

         (b) This Agreement shall remain in effect with respect to a Fund for a period of twenty four (24) months from the date of its effectiveness and shall continue in effect for successive twelve-month periods (computed from each anniversary date of approval) or for such shorter period as may be specified by the Board in giving its approval as provided below; provided that such continuance is specifically approved at least annually: (i1) by the Board or by the vote of a majority of the outstanding voting securities of eachthe Fund; and in either case, (ii2) by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if the continuation of this Agreement is not approved as to a Fund, the Adviser may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. The annual approvals provided for herein shall be effective to continue this Agreement from year to year (or such shorter period referred to above) if given within a period beginning not more than sixty (60) days prior to such anniversary, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given. The Trust shall promptly notify Adviser should the Agreement not be renewed pursuant to the procedures set forth in this paragraph.

         (c) This Agreement may be terminated by a Fund at any time, without the payment of any penalty: (1) by the Board, or by a vote of a majority of the outstanding voting securities of thethe Fund on sixty (60) days' written notice to Adviser; or (2) by the Adviser on sixty (60) days' written notice to the Trust, with copies to each of the Trust's Trustees at their respective addresses set forth in the Trust's Registration Statement or at such other address as such persons may specify to the Adviser. This Agreement shall terminate automatically and immediately upon assignment by either party.

         SECTION 7.  ACTIVITIES OF ADVISER

         Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of the Adviser's officers, directors, trustees or employees who may also be a Trustee, officer or employee of the Trust, or persons otherwise affiliated with the Trust, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 8.  REPRESENTATIONS OF ADVISER.

         The Adviser represents, warrants and agrees as follows:

         (a) The Adviser: (i) is exempt from registration as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); (ii) is not prohibited by the Act or the Advisers Act or otherwise from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Trust of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company under Section 9(a) of the Act or otherwise.

         (b) The Adviser has adopted, or will adopt within forty-five (45) days, a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen (15) days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Adviser shall certify that the Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, the Adviser shall permit the Trust, its employees or its agents or the appropriate regulatory authority to examine the reports required to be made to the Adviser by Rule 17j-1(c)(1) and all other records relevant to the Adviser's code of ethics.

         (c) The Adviser will notify the Trust of any change of control of the Adviser, including any change of its general partners or twenty-five percent (25%) of its shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of athe Fund or senior management of the Adviser, in each case prior to or promptly after such change.

         SECTION 9.  SUBADVISERS

         At its own expense, the Adviser may carry out any of its obligations under this Agreement by employing, subject to the Adviser's supervision, one or more persons who are registered as investment advisers under the Advisers Act or who are exempt from registration thereunder ("Subadvisers"). Each Subadviser's employment will be evidenced by a separate written agreement approved by the Board and, if required, by the shareholders of the applicable Fund.

         SECTION 10.  NOTICES

         Any notice or other communication required to be given under this Agreement shall be in writing or by telex and shall be effective upon receipt. Notices and communications shall be given, if to the Trust, at:

                  Forum Funds
                  Two Portland Square
                  Portland, ME  04101
                  Attn:  Secretary

and if to the Adviser, at:

                  Peoples Heritage Bank
                  One Portland Square
                  P.O. Box 31
                  Portland, ME  04112
                  Attn:  Gary Robinson

         SECTION 11.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trust's Trustees, in their individual capacities, and a Fund's shareholders shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust, in their individual capacities, or Fund shareholders.

         SECTION 12.  MISCELLANEOUS

         (a) No provision of this Agreement with respect to the a Fund may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of the Fund.

         (b) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (c) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware .

         (d) The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities,"   "interested   person,"   "affiliated   person,"   "control,"  and
"assignment" shall have the meanings ascribed thereto in the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                   FORUM FUNDS


                                   ------------------------
                                   David I. Goldstein
                                   Vice President

                                   PEOPLES HERITAGE BANK


                                   ------------------------
                                   Name:
                                   Gary Robinson
                                   Title:  Executive Vice President

                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT
                                      WITH
                              PEOPLES HERITAGE BANK

                                   SCHEDULE A

                               AS OF ____ __, 2000


                                                  Fee as a % of the
                                           Annual Average Daily Net Assets
          Funds                                      of the Fund

  Investors Equity Fund                                 0.65%